Exhibit 3.3.86

FILED In the Office of the Secretary of State of Texas

MAY 17 1983

Clerk B Corporations Section

ARTICLES OF INCORPORATION

OF

LOEWS ARLINGTON WEST, INC.

I, the undersigned, a natural person of the age of twenty-one years or more, acting as the incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

The name of the corporation is LOEWS ARLINGTON WEST, INC.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the corporation is organized are the following, and shall include the transaction of any or all lawful business for which corporations may be Incorporated under this Act:

To own, acquire, purchase, erect, equip, lease, operate, manage and conduct motion picture theatres, drive-in theatres, opera houses, public halls and theatres and places of amusement of every kind and description; to produce, manufacture, purchase, sell, lease, hire, exhibit and exploit performances and attractions of various kinds and natures, including moving pictures, vaudeville, dramatic, operatic, musical and dance performances, and intellectual and instructive entertainment; to manufacture, produce, purchase, own, sell, lease, hire, license, distribute, and otherwise dispose and to deal in and with moving picture machines, cameras, machinery, devices, appliances, and articles of all kinds used in photographic and motion picture arts, and plates, slides and films therefor, and materials, supplies, appliances, apparatus, machinery and other articles necessary and convenient for use in connection therewith; to acquire, own and dispose of costumes, scenery, properties, libraries, and other material and property for use in connection with the giving of operatic, dramatic, and motion picture entertainments, and performances of all kinds; to employ and act as agent and manager for singers, musicians, actors, performers of all kinds; to acquire, own and dispose of (including licensing thereof), plays, scenarios, photo-plays, news, songs, magazines, motion pictures, and pictures of all kinds, dramatic and musical, and motion picture productions of every kind; to acquire, own, maintain, operate, dispose of and deal with and in studios and other plants and equipment for or in connection with the production of motion pictures and productions of all kinds; to deal in amusement enterprises of every kind and description; and generally to carry on the business of motion pictures and theatrical proprietors, managers, producers and caterers for and to public entertainment and amusements, as well as to do all things necessary and incident thereto.

To manufacture, buy, sell and generally deal in popcorn, candy, beverages, sandwiches, and food of all kinds and description, and goods, wares, merchandise, electronic amusement devices, pin-ball machines and personal property of every kind.

To purchase, lease or otherwise acquire, hold, improve, sell, lease, mortgage and generally deal in lands, buildings and interests herein.

To own, erect, buy, lease, acquire, hold, use or dispose of any and all stores, factories, machinery equipment and supplies of every nature and description necessary, useful or convenient in the manufacturing, producing, processing or marketing of the aforesaid articles and any other items or materials produced or dealt in by the corporation.

To buy, or otherwise acquire, hold, lease, sell, exchange, mortgage, pledge or otherwise dispose of any real estate or real property or personal property, rights, franchises or goodwill necessary to the foregoing; in general to carry on any related or incidental business in connection with the foregoing in all of the State, territories and dependencies of the United States and in foreign countries subject to the provisions of Part 4 of the T.M.C.L.A.

To indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense or any action, suit, or proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled, under any by-law, agreement, vote of shareholders, or otherwise.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is 5,000, all of which are $1.00 par value.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand ($1,000.00) Dollars, consisting of money, labor done or property actually received.

ARTICLE SIX

The post-office address of its initial registered office is the Littlefield Building, Austin, Texas 78701, and the name of its initial registered agent at such address is the United States Corporation Company.

ARTICLE SEVEN

The number of directors constituting the initial Board or Directors is three and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Name	Addresses
Barbara R. Corbett	666 Fifth Avenue New York, New York 10103

Carol Doktorski	666 Fifth Avenue New York, New York 10103

Marie Moore	666 Fifth Avenue New York, New York 10103

ARTICLE EIGHT

The name and address of the incorporator is:

Name	Address
Barbara R. Corbett	666 Fifth Avenue New York, New York 10103

IN WITNESS WHEREOF, I have hereunto set my hand on the day opposite my signature.

Dated: May 12, 1983	/s/ BARBARA R. CORBETT

STATE OF NEW YORK	)
	)	SS:
COUNTY OF NEW YORK	)

I, CAROL DOKTORSKI, a Notary Public, do hereby certify that on the 12th day of May, 1983, personally appeared before me BARBARA R. CORBETT, who, being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

/s/ CAROL DOKTORSKI
CAROL DOKTORSKI
NOTARY PUBLIC, State of New York
No. 30-4720514
Qualified in N. County
Cert. Filed in New York County
Commission Expires March 30, 1934

 00029203097

FILED In the Office of the Secretary of State of Texas SEP 25 1985 Clerk IV-P Corporations Section

ARTICLES OF MERGER OF DOMESTIC

AND FOREIGN CORPORATIONS

Pursuant to the provisions of Articles 5.04 and 5.07 of the Texas Business Corporation Act, the undersigned domestic and foreign corporations adopt the following Articles of Merger:

1. The names of the undersigned corporations and the States under the laws of which they are respectively organized are:

NAME OF CORPORATION	STATE
Chartwell 20 & 287, Inc.	Delaware

Loews Arlington West, Inc.	Texas

2. The laws of the State under which such foreign corporation is organized permit such Merger.

3. The name of the surviving corporation is Loews Arlington West Cinemas, Inc., and it is to be governed by the laws of the State of Texas.

4. (a) The Agreement and Plan of Merger which is attached hereto as Annex A was approved by the shareholders of the undersigned domestic corporation in the manner prescribed by the Texas Business Corporation Act, and was approved by the undersigned foreign corporation in the manner prescribed by the laws of the State under which it is organized.

 00029203098

(b) The Articles of Incorporation of Loews Arlington West, Inc., are amended by the Articles of Merger by striking ARTICLE ONE from the Articles of Incorporation which reads:

“ARTICLE ONE

The name of the corporation is LOEWS ARLINGTON WEST, INC.” and substituting the following therefor:

“ARTICLE ONE

The name of the corporation is LOEWS ARLINGTON WEST CINEMAS, INC.”

5. As to each of the undersigned corporations, the number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote as a class on such Plan of Merger, are as follows:

	NUMBER OF SHARES OUTSTANDING	ENTITLED TO VOTE AS A CLASS
NAME OF CORPORATION		DESIGNATION OF CLASS	NUMBER OF SHARES
Chartwell 20 & 287, Inc.	1,000	Common	1,000

Loews Arlington West, Inc.	1,000	Common	1,000

6. As to each of the undersigned corporations, the total number of shares voted for and against such Plan of Merger, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against such Plan of Merger, respectively, are as follows:

 00029203099

	NUMBER OF SHARES
	TOTAL	TOTAL	ENTITLED TO VOTE AS A CLASS
NAME OF CORPORATION	VOTED FOR	VOTED AGAINST	CLASS	VOTED FOR	VOTED AGAINST
Chartwell 20 & 287, Inc.	1,000	0	Common	1,000	0

Loews Arlington West, Inc.	1,000	0	Common	1,000	0

Dated September 18, 1985.

CHARTWELL 20 & 287, INC.,

by	/s/ Illegible
President

LOEWS ARLINGTON WEST, INC.,

by	/s/ Illegible
Assistant Secretary

FILED In the Office of the Secretary of State of Texas SEP 21 2002 Corporations Section

ARTICLES OF AMENDMENT

Pursuant to the provisions of the Texas Business Corporation Act, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

1.                              The name of the corporation is: Loews Arlington West Cinemas, Inc.

2.                              Article Four, Section Three of the Articles of Incorporation is hereby amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, this corporation shall not issue non-voting equity securities prior to March 21, 2003.”

3.                              In accordance with Article 4.14 of the Texas Business Corporation Act, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order by the United States Bankruptcy Court for the Southern District of New York having jurisdiction under 28 U.S.C. § 157(b)(2)(A); 157(b)(2)(L); and 157(b)(2)(O) over a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40363, confirmed and approved on March 1, 2002.

4.                              The date of adoption of each amendment is: March 21, 2002.

Dated: March 21, 2002

By:	/S/ BRYAN BERNDT
Bryan Berndt Vice President, signing pursuant to the Bankruptcy Court order and in accordance with Article 4.14 of the Texas Business Corporation Act